UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2024

LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

3515 Lyman Boulevard
Chaska,	Minnesota	55318
(Address of principal executive offices)		(Zip Code)

(952) 368-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	LFCR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 5.02 below, on May 20, 2024, Lifecore Biomedical, Inc. (the “Company”) issued a restricted stock unit (“RSU”) award with respect to 525,000 shares of its common stock and a performance stock unit (“PSU”) award for up to 1,500,000 shares of its common stock to Paul Josephs under the Company’s Equity Inducement Plan adopted on March 20, 2024.

The RSU award and PSU award were granted in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The securities have not been registered under the Securities Act, and may not be offered or sold without registration or an applicable exemption from registration requirements. The information set forth below in Item 5.02 with respect to the Company’s grants of these inducement awards to Mr. Josephs are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 19, 2024, James G. Hall resigned as a director of the Company and ceased serving as the Company’s President and Chief Executive Officer.

On May 20, 2024, Paul Josephs began serving as the Company’s President and Chief Executive Officer and was elected as a director of the Company.

From April 2021 to May 2024, Paul Josephs, age 58, served as the President and Chief Executive Officer of Woodstock Sterile Solutions (“WSS”), a full-service contract development and manufacturing organization (“CDMO”) specializing in blow fill seal sterile technology. He also served as a member of the Board of Directors of WSS. In his role as President and Chief Executive Officer of WSS, Mr. Josephs was responsible for the overall financial performance and the leadership of WSS, which has approximately 450 employees. He led initiatives to develop and implement long-term strategic and annual operating plans, build the sales and marketing teams, drive revenue and EBITDA growth, and manage costs. From June 2016 to March 2021, Mr. Josephs was the Head of CDMO operations for Mylan and later Viatris Inc. (Nasdaq: VTRS), which was formed through the merger of Mylan and Upjohn Inc., a legacy division of Pfizer, on November 16, 2020. At Viatris, Mr. Josephs was responsible for the financial and operational performance of the CDMO business, including developing and executing sales and marketing tactics to grow revenue, manage pricing and profitability for all service offerings, and establishing the CDMO business within the legacy Mylan sites. From May 2012 to June 2016, Mr. Josephs was the Senior Vice President, Sales, Marketing & Corporate Development for DPT Laboratories, a leading provider of semi-solid and liquid contract development services. In 2016, Mylan acquired DPT’s non-sterile CDMO business and Mr. Josephs served as a business lead integrating DPT’s CDMO business into Mylan, adding programs to the CDMO portfolio, and expanding CDMO agreements within Mylan sites in the United States and Europe.

There are no other arrangements or understandings between Mr. Josephs and any other persons pursuant to which Mr. Josephs was appointed President and Chief Executive Officer of the Company nor elected as a director of the Company. Mr. Josephs does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Other than with respect to the equity awards contemplated by this Current Report on Form 8-K and the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 21, 2024 (the “March 21 Form 8-K”), Mr. Josephs does not beneficially own any shares of the Company’s common stock, and Mr. Josephs does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

In accordance with the offer letter agreement dated March 20, 2024 between the Company and Mr. Josephs that was previously disclosed in the March 21 Form 8-K (the “Offer Letter”), on May 20, 2024, the Company granted Mr. Josephs a restricted stock unit (“RSU”) award with respect to 525,000 shares of its common stock and a performance stock unit (“PSU”) award for up to 1,500,000 shares of its common stock. The RSU award and the PSU award were granted under the Company’s Equity Inducement Plan adopted on March 20, 2024 (the “Inducement Plan”).

The RSU award will vest and be settled as to 25,000 shares of the RSU on May 20, 2024 and as to 100,000 shares of the RSU on each of the first five anniversaries of May 20, 2024 and is governed by a Restricted Stock Unit Award Agreement attached hereto as Exhibit 10.1 and the Inducement Plan.

The PSU award will vest, if at all, based upon the Performance Price achievement within the five year performance period as compared to a range of ten prices from $7.50 per share to $35.00 per share. The Performance Price is the average Fair Market Values (as defined in the Inducement Plan) of one share of the Company’s common stock over a period of twenty consecutive trading days within the performance period. To the extent the PSU award becomes vested, the Company will issue Mr. Josephs shares of the Company’s common stock on the vesting date in settlement of the PSU award, with 50% of the shares so issued being restricted from transfer until the one year anniversary of the vesting date. The PSU award is governed by a Performance Stock Unit Award Agreement attached hereto as Exhibit 10.2 and the Inducement Plan.

The foregoing descriptions of the Restricted Stock Unit Award Agreement and Performance Stock Unit Award Agreement are not complete and are qualified in their respective entirety by reference to the full text of such agreements, which are filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2 and incorporated by reference herein.

Also on May 20, 2024, in accordance with the Offer Letter, the Company and Mr. Josephs entered into a participation notice with respect to Mr. Joseph’s participation in the Lifecore Biomedical, Inc. Executive Change in Control Severance Plan (the “CIC Severance Plan”). As provided in the participation notice, Mr. Josephs is eligible to receive benefits at the “Tier 1” level upon a Qualifying Termination. Further, if Mr. Josephs’ employment is terminated by the Company without Cause (other than a Qualifying Termination), the same severance benefits under the CIC Severance Plan as if he had experienced a Qualifying Termination without duplication in the amount of or types of payments or benefits, provided that (a) the vesting of any PSU award will not be accelerated and (b) Mr. Josephs must satisfy the conditions required by the CIC Severance Plan to receive severance benefits (including execution of a general release of claims that is not revoked or rescinded). Capitalized terms used in this Current Report on Form 8-K and not otherwise defined have the respective meanings ascribed to them in the CIC Severance Plan. The foregoing description of the participation notice is not complete and is qualified in its entirety by reference to the full text of such participation notice, which is filed with this Current Report on Form 8-K as Exhibit 10.3 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description
10.1	Restricted Stock Unit Award Agreement dated May 20, 2024 to Paul Josephs under Lifecore Biomedical Inc. Equity Inducement Plan.
10.2	Performance Stock Unit Award Agreement dated May 20, 2024 to Paul Josephs under Lifecore Biomedical Inc. Equity Inducement Plan.
10.3	Participation Notice with Paul Josephs dated May 20, 2024 under the Lifecore Biomedical, Inc. Executive Change in Control Severance Plan.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2024

LIFECORE BIOMEDICAL, INC.

By:	/s/ John D. Morberg
John D. Morberg
Executive Vice President and Chief Financial Officer